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                                                                  Exhibit 10-ooo

          SEPARATION AGREEMENT, GENERAL RELEASE AND COVENANT NOT TO SUE

     This  Separation  Agreement,  General  Release  and  Covenant  Not  to  Sue
("Agreement") is made and entered into by and between Tommy L. Cadwell (hereinafter "EMPLOYEE") and MEMC Electronic Materials, Inc. (hereafter "MEMC"). In consideration of the following promises, the parties agree as follows:

1. Separation from Employment. EMPLOYEE acknowledges that he was separated from employment with MEMC effective as of December 31, 1997 (hereafter, "Separation Date"), which was his last effective day of work. As of such Separation Date, EMPLOYEE'S employment relationship with MEMC has ended. Following discussion concerning this termination of employment, MEMC and EMPLOYEE have mutually determined to settle all matters relating to EMPLOYEE's employment relationship with MEMC and the termination.

2. Resignation of EMPLOYEE. EMPLOYEE tenders his resignation effective as of the Separation Date, which resignation is hereby accepted by MEMC. EMPLOYEE's MEMC personnel file will reflect a voluntary resignation.

3. Payments and Benefits. MEMC shall provide the following to EMPLOYEE in consideration and in exchange for EMPLOYEE'S promises and obligations herein so long as he submits this Agreement, properly executed, to MEMC on or before December 31, 1997 and adheres to the promises and agreements set out in this Agreement. The payments and benefits are made in lieu of any payments or benefits that might otherwise be available to EMPLOYEE arising out of his employment with MEMC.

     a. Release Payment. The equivalent of the EMPLOYEE'S full salary for one year paid in a lump sum on January 5, 1998. The payment of any accrued and unused vacation will be paid in a lump sum and will be included with EMPLOYEE'S last employment salary payment and will be subject to all withholding and deductions currently applicable to compensation received by an employee as an employee of MEMC. EMPLOYEE acknowledges the receipt of his salary up to and including the Separation Date.

     b. Benefits. All MEMC benefits will cease as of EMPLOYEE's Separation Date. MEMC has notified or will notify EMPLOYEE of the right to elect continued coverage under MEMC's medical insurance program pursuant to the provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, commonly referred to as "COBRA," and has provided or will provide him with COBRA election and cost information. MEMC will pay the associated COBRA costs for up to eighteen months or until he has secured employment with another firm, whichever is sooner. MEMC will pay the net present value of the accrued benefit under the Supplemental Executive Pension Plan ("SEPP") on January 5, 1998 in a lump sum payment.

     c. Stock Options. Any Stock Option held by the Employee may hereafter be exercised, to to the extent it was exercisable on the date of separation, for a period (the "Exercise Period") of one (1) year from the date of Employee's Separation, or until the expiration of the stated term of the Stock Option, whichever period is shorter, and to the extent not exercisable on the date of separation such Stock Option shall be forfeited.

     d. Outplacement Counseling. In lieu of outplacement counseling and related services EMPLOYEE agrees to accept and MEMC agrees to provide a lump sum payment of $7,500 on January 5, 1998.

EMPLOYEE acknowledges that the items specified in this Paragraph 3 are more than he would be entitled to receive pursuant to the agreement dated 21 March, 1989 between EMPLOYEE and MEMC (the "Employment Agreement") (a copy of which EMPLOYEE acknowledges has been provided to him) or would otherwise be legally entitled to receive.

4. Agreement Not to File Suit. In consideration of the mutual promises of the parties set forth in this Agreement, the parties hereto agree, for that party and on behalf, as applicable, that party's heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, that each will not file or otherwise submit any charge, claim, complaint or action to any agency, court, organization, or judicial forum (nor will that party permit any person, group of persons, or organization to take such action on their behalf) against the other party and in the case of MEMC, EMPLOYEE will not file any such charge, claim, complaint or action against any subsidiary of MEMC, or any officer, agent, employee, successor or assign of any of MEMC or any of said entities, arising out of any actions or non-action on the part of the other party and in the case of MEMC on the part of any subsidiary or any officer, agent or employee of MEMC or any subsidiary that occurred on or prior to the date of execution of this Agreement. Said claims, complaints and actions include, but are not limited to, (I) any breach of an actual or implied contract of employment between EMPLOYEE and MEMC, (ii) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, whistle blowing, or intentional infliction of emotional distress), (iii) any claim of defamation or other common-law action, or (iv) any claim of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the American with Disabilities Act, 42 U.S.C.
Section 12101 et seq.,  the Fair Labor  Standards  Act of 1938,  as amended,  29
U.S.C. Section 201 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq., the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. Section 1001 et seq., or any other relevant federal, state, or local statute or ordinance.

5. Release of Claims. The parties to this Agreement hereby agree for that party, and as applicable, that party's heirs, beneficiaries, executors, administrators, successors, assigns and anyone claiming through or under any of the foregoing, to remise, release and forever discharge the other party hereto and in the case of MEMC, EMPLOYEE also agrees to remise, release and forever discharge the subsidiaries of MEMC, and all officers, agents, employees, successors and assigns of MEMC or of said entities, from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, including claims, complaints and actions described in Paragraph 4, which have arisen or could arise between EMPLOYEE and MEMC from matters which occurred on or prior to the date of execution of this Agreement, which matters include this Agreement and EMPLOYEE'S separation of employment with MEMC.

6. Release and Waiver of Other Claims. Except as expressly provided in this Agreement, the parties hereto agree, for that party, and, as applicable, for and on behalf, of that party's heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing, to further release and waive any claims related to pay, vacation pay, insurance or welfare benefits or any other benefits of employment with MEMC arising from events occurring on or prior to the date of execution of this Agreement. Notwithstanding any provision of this Agreement, this Agreement does not include any release or waiver of EMPLOYEE's non-forfeitable rights to his accrued benefits (within the meaning of Sections 203 and 204 of ERISA), if any, under the MEMC Electronic Materials, Inc. Pension Plan for Salaried Employees and the MEMC Electronic Materials, Inc. Retirement Savings Plan, as such plans may hereafter be amended, which rights are not released hereby but survive unaffected by this Agreement.

7. Obligation Regarding Confidential Information. EMPLOYEE agrees that he has continuing obligations to MEMC pursuant to the Employment Agreement. Any violation of those obligations by EMPLOYEE constitutes a material breach of this Agreement and subjects the EMPLOYEE to forfeiture of all benefits and payments pursuant to this Agreement. MEMC expressly reserves the right to pursue all other legal remedies available to it by virtue of any breach of the Employment Agreement. EMPLOYEE agrees that for a period of two years from the effective date of this Agreement that he will not, directly or indirectly, solicit the customers of MEMC as set forth on Attachment 1 for the sale of silicon wafers. In consideration for this promise, MEMC hereby releases the Employee from his obligation to refrain from accepting employment with a competitor of MEMC for a period of two years following the termination of his employment as set out in the Employment Agreement. MEMC recognizes and consents to the solicitation of said customers by EMPLOYEE for purposes unrelated to the sale of silicon wafers.

8. Nondisparagement. The parties hereto represents that neither will, in any way disparage the other party hereto nor in the case of MEMC will EMPLOYEE disparage any subsidiary of MEMC, or any officer, agent, employee, successor or assign of any of them, or make or solicit any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned persons or entities.

9. No Admission of Wrongdoing. The parties to this Agreement agree that nothing in this Agreement is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.

10. Confidentiality of Agreement. The parties hereto agree to keep the terms of this Agreement confidential except as either or in the case of MEMC its officers, agents, employees, might be lawfully compelled to give testimony by a court of competent jurisdiction or as either may be required by law, regulation governmental authority or similar body to disclose. This means that except as stated above, neither party will not, at any time, talk about, write about or otherwise publicize this Agreement, or its negotiation, execution or implementation, except with (1) an attorney who may be advising him in connection with it; (2) a financial consultant or executive outplacement counselor, and (3) his immediate family (including any children), provided that each party shall request said persons to whom disclosure is permitted pursuant to this sentence to keep the information that may be revealed to them confidential and not to disclose it to others.

11. Knowing and Voluntary Agreement. Each party hereto represents, declares and agrees that he or it voluntarily accepts the provisions of this Agreement for the purposes of making a full and final compromise, adjustment and settlement of all claims herein described. EMPLOYEE is advised to consult an attorney. EMPLOYEE understands the effect of signing this Agreement.

12. Entire Agreement. This Agreement, when executed, contains the entire agreement between the parties and there are no other understandings or agreements, written or oral, between them on the subject except as expressly stated herein. This Agreement fully supersedes and replaces any and all prior agreements or understandings, if any, between EMPLOYEE and MEMC on any matter that is addressed in this Agreement. This Agreement cannot be amended or modified except by a written document signed by both MEMC and EMPLOYEE. Separate copies of this document shall constitute original documents which may be signed separately, but which together will constitute one single agreement.

13. Governing Law; Invalidity of Provisions. This Agreement shall be construed and governed by the laws of the State of Missouri (except its laws and decisions regarding conflicts of law which shall be disregarded in their entirety). If any part or provision of this Agreement is determined to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is over broad, that provision shall not be void, but rather shall be limited only to the extent required by applicable law and enforced as so limited.

14. Consequences of Violation of this Agreement. If either party hereto violates any of the promises contained in this Agreement, then that party shall pay for all costs incurred by any of the released parties, including reasonable attorneys' fees, in defending against that party's claims shall be liable for all expenses (including attorneys' fees) that are incurred in defending the suit.

15. Consideration Period. EMPLOYEE acknowledges that he has been given at least twenty-one (21) days within which to consider this Agreement before its execution. This Agreement shall not become effective until seven (7) calendar days after the date of execution by EMPLOYEE. During this seven-day period, EMPLOYEE may revoke this Agreement by notifying MEMC in writing. Upon expiration of the seven-day period, EMPLOYEE acknowledges that this Agreement becomes final and binding.

16. By signing this Agreement, EMPLOYEE acknowledges:

     a.   He has read this Agreement completely.

     b.   He has had an opportunity to consider the terms of this Agreement.

     c. He has been advised to consult with an attorney of his choosing prior to executing this Agreement.

     d. EMPLOYEE knows that he is giving up important legal rights by signing this Agreement.

     e. EMPLOYEE is not relying on MEMC or any representative of MEMC to explain this Agreement or his rights to him.

     f. EMPLOYEE has had an opportunity to consult an attorney and other advisors to explain this Agreement and its consequences to him before he signed it, and he has availed himself of this opportunity to whatever extent he desired.

     g. EMPLOYEE has signed this Agreement voluntarily and entirely of this own free will, without any pressure from MEMC or any representative of MEMC.

IN WITNESS WHEREOF, the undersigned parties have executed this SEPARATION AGREEMENT, GENERAL RELEASE AND COVENANT NOT TO SUE.

MEMC ELECTRONIC MATERIALS, INC.               EMPLOYEE


By:  /s/ Huston E. Sherrill                   /s/ T. L. Cadwell
     -------------------------                -------------------------
     Company Representative                   (Employee Signature)

     Corporate Vice President                 12/20/97
     ------------------------                 -------------------------
     Title                                    Date

     12/20/97
     ------------------------
     Date
                                              MEMC Witness to EMPLOYEE Signature

                                             /s/ Helene F. Hennelly
                                             --------------------------
                                             (Witness Signature)

                                             12/20/97
                                             --------------------------
                                             Date

                          Or,  Notary Public (if not witnessed by MEMC employee)


                                             Subscribed and sworn to me, a
                                             Notary public, this ____ day of
                                             __________, 199_.


                                             -----------------------------
                                             NOTARY PUBLIC

                                             My Commission Expires:
                                             -----------------------------